Exhibit 4.22

EQUITY ISSUANCE AND REGISTRATION RIGHTS AGREEMENT This Equity Issuance and Registration Rights Agreement (this “Agreement”) is dated as of March 2, 2026, by and between TransCode Therapeutics, Inc., a Delaware corporation (the “Company”), and Unleash Immuno Oncolytics, Inc., a Delaware corporation (“Unleash”). This Agreement is made in connection with the Exclusive License Agreement, dated as of March 2, 2026 (the “License Agreement”), by and between the Company and Unleash and the amended and restated Head License as defined in the License Agreement (the “Head License”). As provided in this Agreement and the License Agreement, Unleash has agreed to hold 181,818 shares of Preferred Stock Payment Shares and any shares of Common Stock acquired thereunder whether upon conversion or otherwise (such shares, the “Indemnity Shares”) as a source of collateral to support the indemnification obligations of Unleash pursuant to Section 10.1 of the License Agreement (the “Unleash Indemnity Obligation”). For purposes of this Agreement, we also refer to Unleash, including its successors and assigns, as a Holder (as such term is defined herein). NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows: 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the License Agreement. As used in this Agreement, the following terms shall have the following meanings: 1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person. 1.2 “Board of Directors” means the board of directors of the Company. 1.3 “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed. 1.4 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. 1.6 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC. 1.7 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC. 1.8 “Holder” means any holder of shares of Registrable Securities who is a party to this Agreement which, upon execution of this Agreement, is Unleash. 1.9 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein. 1.10 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement. 1.11 “Law” means any federal, provincial, state, national, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of the Nasdaq Stock Market, including the Nasdaq Global Select Market, or the Financial Industry Regulatory Authority). 1.12 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity. 1.13 “Preferred Stock” means the Series C Non-Voting Convertible Preferred Stock, par value $0.0001, of the Company, the terms of which are set forth in the certificate of designation for such series of preferred stock in the form attached hereto as Exhibit A. 1.14 “Preferred Stock Payment Shares” means the Preferred Stock issued by the Company to Unleash in accordance with the terms of this Agreement in consideration for the Rights granted by Unleash to the Company under the License Agreement. 1.15 “Registrable Securities” means (i) the shares of Common Stock underlying the Preferred Stock Payment Shares, and (ii) any securities of the Company issued with respect to the securities referenced in clause (i) by way of any stock dividend or stock split or in connection with any merger, combination, recapitalization, share exchange, consolidation, reorganization or other similar transaction, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 4.1. 1.16 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities. 1.17 “Rights” means the exclusive (except as expressly provided in the License Agreement with respect to rights retained under the Head License), perpetual, irrevocable, worldwide, fully paid-up and royalty free, transferrable, and sublicensable (through multiple tiers) right and license under the Licensed Technology to Exploit the System in the Field (as such terms are defined in the License Agreement). 1.18 “SEC” means the Securities and Exchange Commission. 1.19 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act. 1.20 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. 1.21 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel (as defined below) borne and paid by the Company as provided in Section 4.6. 2.Upfront Payment. 2.1 Issuance. On the Effective Date and in accordance with Section 4.1 of the License Agreement, the Company shall issue to Unleash 1,136,364 shares of Preferred Stock (which amount of shares is set forth opposite such Holder’s name and address on Schedule 1 hereto) in consideration for the Rights granted by Unleash to the Company under the License Agreement, which consideration shall represent payment in full for such Rights. The Preferred Stock Payment Shares will be deposited into an account, in the Holder’s name, at the Company’s transfer agent, VStock Transfer, LLC. 2.2 Accredited Investor. In connection with the issuance of the Preferred Stock Payment Shares, the Holder specifically represents, as of the date hereof, to the Company as follows: (a) The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Holder is acquiring the Preferred Stock Payment Shares for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of the Preferred Stock Payment Shares, except pursuant to sales registered or exempted under the Securities Act. (b) The Holder understands and acknowledges that the Preferred Stock Payment Shares are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. (c) The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of License Agreement, this Agreement and the transactions contemplated thereby and hereby and the business, properties, prospects, and financial condition of the Company.

(d) The Holder acknowledges and agrees that (i) the Holder has received such information as the Holder deems necessary in order to make an investment decision with respect to the Preferred Stock Payment Shares, including, with respect to the Company and the business of the Company and its subsidiaries, (ii) the Holder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Company, (iii) the Holder is capable of bearing the economic risks of such investment for an indefinite period, including a complete loss of its investment. 2.3 Private Placement; Legends. (a) Each of the Company and the Holder shall take all reasonably necessary action on its part such that the issuance of the Preferred Stock Payment Shares constitutes a transaction exempt from registration under the Securities Act in compliance with Section 4(a)(2) of the Securities Act. (b) Each certificate representing the Preferred Stock Payment Shares shall, except as otherwise provided in this Agreement and in accordance with applicable Law, bear a legend identical or similar in effect to the following legend: “THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTEHRWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.” 2.4 Indemnity Obligation Holdback. In connection with the issuance of the Preferred Stock Payment Shares, the Holder specifically covenants and agrees with the Company that Unleash shall not, and shall cause its successors and assigns not to, sell, transfer or otherwise dispose of any of the Indemnity Shares (whether or not pursuant to Section 4 below) until the expiration of the Unleash Indemnity Obligation for representations, warranties, covenants and agreements (other than for Fundamental Representations as defined in the License Agreement) of Unleash under the License Agreement; it being understood that the restrictions set forth in this Section 2.4 shall not apply to any shares of Preferred Stock or Common Stock other than the Indemnity Shares. 3. Representations, Warranties and Agreements. Unleash hereby represents and warrants to the Company as follows: (a) Unleash is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Unleash has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and contemplated to be conducted and to enter into, deliver and perform its obligations under this Agreement. (b) This Agreement has been duly authorized, executed and delivered by Unleash and, assuming that this Agreement constitutes the valid and binding obligation of The Company, is enforceable against Unleash in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity. (c) The compliance by Unleash with all of the provisions of this Agreement and the License Agreement and the consummation of the transactions contemplated herein and therein, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Unleash pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Unleash is a party or by which Unleash is bound or to which any of the property or assets of Unleash is subject, which would reasonably be expected to have a material adverse effect on the ability of Unleash to enter into and timely perform its obligations under this Agreement (an “Unleash Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Unleash or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over Unleash or any of its properties that would reasonably be expected to have an Unleash Material Adverse Effect. (d) Unleash acknowledges and agrees that (i) Unleash is purchasing the Preferred Stock Payment Shares directly from the Company and (ii) there have been no representations, warranties, covenants and agreements made to Unleash by or on behalf of the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication. Unleash specifically disclaims that it is relying upon or has relied upon any other representations or warranties that may have been made by the Company or any other person (whether oral or written), and acknowledges and agrees that the Company has specifically disclaimed and does hereby specifically disclaim any such other representation or warranty made by the Company or any other person. (e) Unleash acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Preferred Stock Payment Shares or made any findings or determination as to the fairness of this investment. (f) None of Unleash or any of their respective affiliates or related parties (collectively, the “Unleash Parties”) is (i) a person or entity named on the Specially Designated Nationals and Blocked Persons List administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC, or a person or entity prohibited by any OFAC Sanctions program, or any similar list of sanctioned persons or entities administered by the European Union or the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly, owned or controlled by, or acting on behalf of, one or more persons or entities that are named on the Sanctions Lists or prohibited by any OFAC Sanctions program; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Unleash agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that Unleash is permitted to do so under applicable law. To the extent required, the Unleash Parties maintain procedures that have been reasonably designed to ensure compliance with sanctions programs administered by the United States, the European Union and the United Kingdom. To the extent required and from and after the date hereof, Unleash shall maintain procedures adequate and necessary to ensure its compliance with sanctions programs administered by the United States, the European Union and the United Kingdom, and Unleash shall comply with such sanctions programs to which it is legally subject and with which it is legally obligated to comply. (g) Certain fees. No broker, finder or other financial consultant is acting on behalf of the Unleash Parties in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability of the Company for the payment of any fees, costs, expenses or commissions.

(h) Foreign Corrupt Practices. Neither the Unleash Parties nor, to the knowledge of the Unleash Parties, any agent or other person or entity acting on behalf of the Unleash Parties has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by any of the Unleash Parties (or made by any person or entity acting on their behalf of which any of the Unleash Parties is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended. 4. Registration Rights. Subject to the restrictions set forth in Section 2.4, the Company covenants and agrees as follows: 4.1 Registration. (a) Demand Registration. If, at any time after August 31, 2026, the Company receives a request from Holders of at least fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement with respect to at least fifty percent (50%) of the Registrable Securities then outstanding; provided, that, if at the time of such request, the only Holder is Unleash, there shall be no threshold percent to make such request and such threshold percent that must be covered by such request shall be thirty percent (30%) (or, in each case, a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $3,000,000), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders (if any); and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement, or, if the Company is eligible to file a Form S-3 registration statement for the offering, a Form S-3 registration statement under the Securities Act covering the resale of all Registrable Securities that the Initiating Holders requested to be registered and, if applicable, any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given and, in each case, subject to the limitations of Sections 4.1(c) and 4.3. (b) Mandatory Form S-3 Registration. (i) Subject to the terms and conditions of this Agreement, no later than sixty (60) days following the date hereof the Company shall prepare and file with the SEC a Form S-3 registration statement with respect to all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (“Rule 415”) and use its commercially reasonable efforts to cause, subject to any stockholder or other approvals required under applicable law, such registration statement to be declared effective by the SEC as soon as practicable thereafter, but in any event no later than June 1, 2026. No Holder shall be required to be named as an “underwriter” without such Holder’s express prior written consent. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders. The Company shall immediately notify the Holders via facsimile or by e-mail of the effectiveness of the registration statement on the same day that the Company telephonically confirms effectiveness with the SEC, which shall be the date requested for effectiveness of such registration statement. The Company shall, by 9:30 a.m. Eastern Time on the business day after the effective date of such registration statement, file a final prospectus with the SEC as required by Rule 424 under the Securities Act. (ii) Notwithstanding the registration obligations set forth in Section 4.1(b), if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the initial registration statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 4.1(b)(iv); with respect to filing on Form S-3 or other appropriate form; provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance. (iii) Notwithstanding any other provision of this Agreement, if the SEC or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular registration statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows: (A) First, the Company shall reduce or eliminate any securities to be included by any Person other than a Holder; and (B) the Company shall reduce Registrable Securities represented by the Preferred Stock Payment Shares applied to the Holders on a pro rata basis based on the total number of unregistered Preferred Stock Payment Shares held by such Holders. (iv) If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the registration statement then in effect until such time as a registration statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC. (v) The Holder of Registrable Securities to be sold agrees to furnish the Company a completed form of questionnaire in the form hereto as Exhibit B, or equivalent information, provided to the Company in connection with the preparation of a registration statement (the “Selling Stockholder Questionnaire”) not less than five (5) Business Days prior to the anticipated filing date of such registration statement. The Holder further agrees that it shall not be entitled to be named as a selling securityholder in the registration statement or use the prospectus for offers and resales of Registrable Securities at any time, unless such Holder has provided such information to the Company and responded to any reasonable requests for further information. The Holder acknowledges and agrees that the information in the Selling Shareholder Questionnaire or any request for further information as described in this Section 4.1(b)(v) will be used by the Company in the preparation of the registration statement and hereby consents to the inclusion of such information in the registration statement (subject to such Holder’s right to timely review the registration statement as set forth herein). (c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to Section 4.1(a) a certificate signed by the Company’s Chief Executive Officer or Chief Financial Officer stating that, in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or the Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period. (d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 4.1(a)(i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected three (3) registrations pursuant to Section 4.1(a); or (iii) if the Initiating Holders have disposed of all of their shares of Registrable Securities registered on Form S-3 pursuant to Section 4.1(b). A registration shall not be counted as “effected” for the purposes of this Section 4.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor (in which case the payment of such expenses shall be subject to the terms of Section 4.6 herein), and forfeit their right to one demand registration statement pursuant to Section 4.6, in which case such withdrawn registration statement shall be counted as “effected” for the purposes of this Section 4.1(d); provided that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 4.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for the purposes of this Section 4.1(d). 4.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders of the Company other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash, the Company shall, at such time, promptly give the Holder notice of such registration. Upon the request of the Holder given within ten (10) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 4.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 4.6. 4.3 Underwriting Requirements. (a) If, pursuant to Section 4.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 4.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Board of Directors and shall be reasonably acceptable to Unleash, or if other Initiating Holders are involved in such underwriting, a majority of the interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 4.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 4.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by the Holder or in such other proportion as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. (b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 4.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders of the Company to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. For the purposes of the provision in Section 4.3(a) and Section 4.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company or corporation, the partners, members, retired partners, retired members, stockholders and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence. 4.4 Obligations of the Company. Whenever required under this Section 4 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible: (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable thereafter and (i) upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, the Company shall use its commercially reasonable efforts to keep the registration statement continuously effective until the date that all such Registrable Securities registered thereunder have been sold thereunder or are able to be sold pursuant to SEC Rule 144 without any volume limitations;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement; (c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities; (d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such United States jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering; (f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed; (g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; (h) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s directors, officers, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith; (i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and (j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus. 4.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

4.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings or qualifications pursuant to Section 4, including all registration, filing and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $25,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 4.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 4.1(a) or 4.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 4.1(a) or 4.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 4 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf. 4.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4. 4.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 4: (a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, directors, officers and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person or other aforementioned Person expressly for use in connection with such registration. (b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 4.8(b) and 4.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of gross negligence, fraud or willful misconduct by such Holder. (c) Promptly after receipt by an indemnified party under this Section 3.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.8. (d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 4.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 4.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 4.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions or other actions that resulted in such loss, claim, damage, liability or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; provided further that in no event shall a Holder’s liability pursuant to this Section 4.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 4.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. (f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 4.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 4, and otherwise shall survive the termination of this Agreement. 4.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall: (a) use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of this Agreement; (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form). 4.10 Limitations on Sales, etc. (a) In connection with a registration initiated by the Company pursuant to Section 4.2, the Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 4.10 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, the transfer of any shares to an Affiliate of the Holder, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the

Holder, provided that any such transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that such restrictions shall be applicable to the Holder only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 4.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 4.10, or that are necessary to give further effect thereto, or that are customary under the circumstances. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements. 5. Miscellaneous. 5.1 Successors and Assigns. The rights under this Agreement may only be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such a Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. 5.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. 5.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5 Notices. (a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on the signature pages hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address or address as subsequently modified by written notice given in accordance with this Section 5.5. If notice is given to the Company, a copy shall also be sent to Orrick, Herrington & Sutcliffe LLP, 2100 Pennsylvania Street, N.W., Washington, D.C. 20037, Attn: David Schulman, E-mail: dschulman@orrick.com. If notice is given to Unleash, a copy shall also be sent to Rimon P.C., 800 Oak Grove Ave Suite 250, Menlo Park, CA 94025 Attn: David Case, E-mail: dcase@rimonlaw.com. (b) Consent to Electronic Notice. The Holder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address as on the books of the Company. The Holder agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing. 5.6 Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (a) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, modification, termination, or waiver applies to all Holders in the same fashion. Any amendment, modification, termination, or waiver effected in accordance with this Section 5.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. 5.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law. 5.8 Aggregation of Stock. All Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate. 5.9 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. 5.10 Dispute Resolution. In any action of proceeding between any of the parties arising out of or relating to this Agreement, each of the parties (a) hereby irrevocably and unconditionally consent and submit to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (b) agree that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 5.11, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.. WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. 5.11 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative. [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Equity Issuance and Registration Rights Agreement as of the date first written above. TRANSCODE THERAPEUTICS, INC. By: Name: Thomas A. Fitzgerald Title: Chief Financial Officer Docusign Envelope ID: 5163A548-24CD-4B98-8605-4A529A3FD348

IN WITNESS WHEREOF, the parties have executed this Equity Issuance and Registration Rights Agreement as of the date first written above. Unleash Immuno Oncolytics, Inc. By: Name: Daniel Katzman Title: Chief Executive Officer

SCHEDULE 1 Holders Holder Shares of Preferred Stock Address Unleash Immuno Oncolytics, Inc. 1,136,364 640 Axminister Drive Fenton, MO 63026 USA

EXHIBIT A Series C Non-Voting Convertible Preferred Stock Certificate of Designation

TRANSCODE THERAPEUTICS, INC. CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES C NON-VOTING CONVERTIBLE PREFERRED STOCK Pursuant to Section 151 of the General Corporation Law of the State of Delaware THE UNDERSIGNED DOES HEREBY CERTIFY, on behalf of TransCode Therapeutics, Inc., a Delaware corporation (the “Corporation”), that: WHEREAS: the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), provides for a class of its authorized stock known as Preferred Stock, consisting of 10,000,000 shares, $0.0001 par value per share (the “Preferred Stock”), issuable from time to time in one or more series. WHEREAS: the Board of Directors of the Corporation (the “Board of Directors”), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), on February 27, 2026 approved a resolution creating a series of the Corporation’s Preferred Stock which is designated as “Series C Non-Voting Convertible Preferred Stock”, with the preferences, rights and limitations set forth therein relating to dividends, conversion, redemption, dissolution and distribution of assets of the Corporation RESOLVED: that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, the Certificate of Designation of Preferences, Rights and Limitations of Series C Non-Voting Convertible Preferred Stock that fixes the relative designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares of Preferred Stock, in addition to any provisions set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all classes and series, as follows: TERMS OF SERIES C NON-VOTING CONVERTIBLE PREFERRED STOCK 1. Definitions. For the purposes hereof, the following terms shall have the following meanings: “Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York, NY, are authorized or obligated by Law to be closed. “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security immediately prior to 4:00 p.m., New York City time, on the principal Trading Market where such security is listed or traded, as reported by Bloomberg, L.P. (or an equivalent, reliable reporting service), or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, L.P., or, if no last trade price is reported for such security by Bloomberg, L.P., the average of the bid prices of any market makers for such security as reported on the OTC Pink Limited Market by OTC Markets Group, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Corporation.

2 “Commission” means the United States Securities and Exchange Commission. “Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed. “Conversion Shares” means the shares of Common Stock issuable upon conversion of the shares of Series C Non-Voting Preferred Stock in accordance with the terms hereof. “Exchange Act” means the Securities Exchange Act of 1934. “Holder” means a holder of shares of Series C Non-Voting Preferred Stock. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. “Equity Issuance and Registration Rights Agreement” means that certain Equity Issuance and Registration Rights Agreement, dated as of March 2, 2026, by and between the Corporation and Unleash Immuno Oncolytics, Inc., a Delaware corporation (“Unleash”). “Trading Day” means a day on which the principal Trading Market is open for business. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing). 2. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as the Corporation’s Series C Non-Voting Convertible Preferred Stock (the “Series C Non-Voting Preferred Stock”), and the number of shares so designated to be Series C Non-Voting Preferred Stock shall be 1,214,204. Each share of Series C Non-Voting Preferred Stock shall have a par value of $0.0001 per share. 3. Dividends. Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of the Series C Non-Voting Preferred Stock (on an as-if-converted-to-Common-Stock basis, without regard to the Beneficial Ownership Limitation (as defined below)) equal to and in the same form, and in the same manner, as dividends (other than dividends on shares of the Common Stock payable in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends payable in the form of Common Stock) are paid on shares of the Common Stock; provided, however, in no event shall Holders of Series C Non-Voting Preferred Stock be entitled to receive the “rights” distributed pursuant to that certain Contingent Value Rights Agreement effective as of October 8, 2025 by and between the Corporation and Vstock Transfer, LLC, as may be amended from time to time (the “CVR Agreement”), or any amounts paid under the CVR Agreement. 4. Voting Rights. 4.1 Except as otherwise provided herein or as otherwise required by the DGCL, the Series C Non-Voting Preferred Stock shall have no voting rights. However, as long as any shares of Series C Non-Voting Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series C Non-Voting Preferred Stock: (A) alter or change adversely the powers, preferences or rights given to the Series C Non-Voting

3 Preferred Stock or alter or amend this Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or Amended and Restated Bylaws of the Corporation, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series C Non-Voting Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, or (B) issue further shares of Series C Non-Voting Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series C Non-Voting Preferred Stock. Holders of shares of Common Stock acquired upon the conversion of shares of Series C Non-Voting Preferred Stock shall be entitled to the same voting rights as each other holder of Common Stock, except that such holders may not vote such shares upon the proposal for Stockholder Approval pursuant to the Equity Issuance and Registration Rights Agreement in accordance with Rule 5635 of the listing rules of The Nasdaq Stock Market LLC. 4.2 Any vote required or permitted under Section 4.1 may be taken at a meeting of the Holders or through the execution of an action by written consent in lieu of such meeting, provided that the consent is executed by Holders representing at least a majority of the outstanding shares of Series C Non-Voting Preferred Stock. 5. Rank; Liquidation. 5.1 Each series of the Series C Non-Voting Preferred Stock shall rank on parity with (a) the Common Stock and (b) the series of the Corporation’s Preferred Stock, par value $0.0001 per share, which is designated as “Series A Non-Voting Convertible Preferred Stock,” (the “Series A Non-Voting Preferred Stock”), and (c) the series of the Corporation’s Preferred Stock, par value $0.0001 per share, which is designated as “Series B Non-Voting Convertible Preferred Stock” (the “Series B Non-Voting Preferred Stock”), as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily. As used herein, the Series A Non-Voting Preferred Stock, the Series B Non-Voting Preferred Stock and the Series C Non-Voting Preferred Stock are referred to collectively as the “Non-Voting Preferred Stock”. 5.2 Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), each Holder shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Series C Non-Voting Preferred Stock, and the other Non-Voting Preferred Stock, were fully converted (disregarding for such purpose any Beneficial Ownership Limitation) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock, plus an additional amount equal to any dividends accrued on but unpaid to such shares. If, upon any such Liquidation, the assets of the Corporation shall be insufficient to pay the Holders of shares of the holders of the other Non-Voting Preferred Stock and Common Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to the Holders of the Series C Non-Voting Preferred Stock and the holders of the other Non-Voting Preferred Stock and the Common Stock in accordance with the respective amounts that would be payable on all such securities if all amounts payable thereon were paid in full. For the avoidance of any doubt, a Fundamental Transaction shall not be deemed a Liquidation unless the Corporation or the Board of Directors expressly declares that such Fundamental Transaction shall be treated as if it were a Liquidation. 6. Conversion. 6.1 Conversion at Option of Holder.

4 6.1.1 Subject to Section 6.3, each share of Series C Non-Voting Preferred Stock then outstanding shall be convertible, at any time and from time to time following 5:00 p.m. Eastern time on the third Business Day after the date that the Corporation’s stockholders approve the conversion of the Series C Non-Voting Preferred Stock into shares of Common Stock in accordance with the listing rules of the Nasdaq Stock Market (the “Stockholder Approval”), in each case at the option of the Holder thereof, into a number of shares of Common Stock based upon the applicable Conversion Ratio, subject in all cases to any applicable Beneficial Ownership Limitation (each, an “Optional Conversion”). 6.1.2 Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. Provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). The date on which an Optional Conversion shall be deemed effective (the “Conversion Date”) shall be the Trading Day that the Notice of Conversion, completed and executed, is sent via email to, and received during regular business hours by, the Corporation; provided, that the original certificate(s) (if any) representing such shares of Series C Non-Voting Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation within two (2) Trading Days thereafter. In all other cases, the Conversion Date shall be defined as the Trading Day on which the original certificate(s) (if any) representing such shares of Series C Non-Voting Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. 6.2 Conversion Ratio. The “Conversion Ratio” for each share of Series C Non-Voting Preferred Stock shall be one (1) share of Common Stock issuable upon the conversion (the “Conversion”) of each share of Series C Non-Voting Preferred Stock, subject to adjustment as provided herein. 6.3 Beneficial Ownership Limitation. 6.3.1 The Corporation shall not effect any conversion of any share of Series C Non-Voting Preferred Stock, and a Holder shall not have the right to convert any portion of the Series C Non-Voting Preferred Stock pursuant to Section 6.1, to the extent that, after giving effect to such attempted conversion set forth on an applicable Notice of Conversion, such Holder (or any of such Holder’s affiliates or any other Person who would be a beneficial owner of Common Stock beneficially owned by the Holder for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation. Except as set forth in the preceding sentence, for purposes of this Section 6.3, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, and the terms “beneficial ownership” and “beneficially own” have the meanings ascribed to such terms therein. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission. 6.3.2 For purposes of this Section 6.3, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent periodic

5 or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission, or (C) a more recent notice by the Corporation or the Corporation’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Holder (which may be by email), the Corporation shall, within two (2) Trading Days thereof, confirm in writing to such Holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Series C Non-Voting Preferred Stock, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. 6.3.3 The “Beneficial Ownership Limitation” shall initially be set at 4.99% for each Holder and its Attribution Parties. Notwithstanding the foregoing, at any time following the earliest to occur of (A) the receipt of the Stockholder Approval and (B) the consummation of a Fundamental Transaction, the Holder may waive and/or change the Beneficial Ownership Limitation effective upon written notice to the Corporation; provided, that to the extent such waiver or change is solely permitted under subsections (A) or (B), such notice must be delivered not less than sixty (60) days prior to the effectiveness of such waiver and/or change. The Holder may reinstitute a Beneficial Ownership Limitation at any time thereafter effective immediately upon written notice to the Corporation. Notwithstanding any other provision of this Certificate of Designation, prior to receipt by the Corporation of the Stockholder Approval, the Corporation shall not be required to effect a Conversion to the extent such Conversion would cause the Corporation to violate Nasdaq Listing Rule 5635. 6.4 Mechanics of Conversion. 6.4.1 Delivery of Certificate or Electronic Issuance. Upon Conversion not later than two (2) Trading Days after the applicable Conversion Date, or if the Holder requests the issuance of physical certificate(s), two (2) Trading Days after receipt by the Corporation of the original certificate(s) representing such shares of Series C Non-Voting Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion (the “Share Delivery Date”), the Corporation shall either: (a) deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series C Non-Voting Preferred Stock, or (b) in the case of a DWAC Delivery (if so requested by the Holder), electronically transfer such Conversion Shares by crediting the account of the Holder’s prime broker with DTC through its DWAC system. If in the case of any Notice of Conversion such certificate or certificates for the Conversion Shares are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Notice of Conversion by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Series C Non-Voting Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates or otherwise direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series C Non-Voting Preferred Stock unsuccessfully tendered for conversion to the Corporation, and for all purposes the conversion shall not be deemed to have occurred. 6.4.2 Obligation Absolute. Subject to Section 6.3 and subject to Holder’s right to rescind a Notice of Conversion pursuant to Section 6.4.1, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series C Non-Voting Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any

6 judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Subject to Section 6.3 and subject to Holder’s right to rescind a Notice of Conversion pursuant to Section 6.4.1, in the event a Holder shall elect to convert any or all of its Series C Non-Voting Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series C Non-Voting Preferred Stock of such Holder shall have been sought and obtained by the Corporation, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the value of the Conversion Shares into which would be converted the Series C Non-Voting Preferred Stock which is subject to such injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall, subject to Section 6.3 and subject to Holder’s right to rescind a Notice of Conversion pursuant to Section 6.4.1, issue Conversion Shares upon a properly noticed conversion. 6.4.3 Reservation of Shares Issuable Upon Conversion. The Corporation covenants that at all times it will reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series C Non-Voting Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series C Non-Voting Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Series C Non-Voting Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable. 6.4.4 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C Non-Voting Preferred Stock, no certificates or scrip for any such fractional shares shall be issued and no cash shall be paid for any such fractional shares. Any fractional shares of Common Stock that a Holder of Series C Non-Voting Preferred Stock would otherwise be entitled to receive shall be aggregated with all fractional shares of Common Stock issuable to such Holder and any remaining fractional shares shall be rounded up to the nearest whole share. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Non-Voting Preferred Stock the Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion. 6.4.5 Transfer Taxes. The issuance of certificates for shares of the Common Stock upon conversion of the Series C Non-Voting Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series C Non-Voting Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. 6.5 Status as Stockholder. Upon each Conversion Date, (A) the shares of Series C Non-Voting Preferred Stock being converted shall be deemed converted into shares of Common Stock

7 and (B) the Holder’s rights as a holder of such converted shares of Series C Non-Voting Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series C Non-Voting Preferred Stock. In no event shall the Series C Non-Voting Preferred Stock convert into shares of Common Stock prior to the Stockholder Approval. 7. Certain Adjustments. 7.1 Stock Dividends and Stock Splits. If the Corporation, at any time while this Series C Non-Voting Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series C Non-Voting Preferred Stock) with respect to the then outstanding shares of Common Stock; (B) subdivides outstanding shares of Common Stock into a larger number of shares; or (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. 7.2 Fundamental Transaction. If, at any time while this Series C Non-Voting Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person, (B) the Corporation effects any sale, lease, transfer or exclusive license of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which more than 20% of the Common Stock not held by the Corporation or such Person is exchanged for or converted into other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 7.1) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series C Non-Voting Preferred Stock the Holders shall have the right to receive, in lieu of the right to receive Conversion Shares, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such subsequent conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series C Non-Voting Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new

8 certificate of designations at the effective time of such Fundamental Transaction, with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement to which the Corporation is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7.2 and insuring that this Series C Non-Voting Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The Corporation shall cause to be delivered to each Holder, at its last address as it shall appear upon the stock books of the Corporation, written notice of any Fundamental Transaction at least 20 calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close. Notwithstanding anything to the contrary herein, the Corporation’s disposition of certain assets pursuant to the CVR Agreement shall not constitute a Fundamental Transaction. 7.3 Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding. 8. Transfer. A Holder may transfer any shares of Series C Non-Voting Preferred Stock together with the accompanying rights set forth herein, held by such holder without the consent of the Corporation; provided that such transfer is in compliance with applicable securities laws. The Corporation shall in good faith (a) do and perform, or cause to be done and performed, all such further acts and things, and (b) execute and deliver all such other agreements, certificates, instruments and documents, in each case, as any holder of Series C Non-Voting Preferred Stock may reasonably request in order to carry out the intent and accomplish the purposes of this Section 9. The transferee of any shares of Series C Non-Voting Preferred Stock shall be subject to the Beneficial Ownership Limitation applicable to the transferor as of the time of such transfer. 9. Series C Non-Voting Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders in accordance with Section 11), a register for the Series C Non-Voting Preferred Stock, in which the Corporation shall record (a) the name, address, and electronic mail address of each holder in whose name the shares of Series C Non-Voting Preferred Stock have been issued and (b) the name, address, and electronic mail address of each transferee of any shares of Series C Non-Voting Preferred Stock. The Corporation may deem and treat the registered Holder of shares of Series C Non-Voting Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall keep the register open and available at all times during business hours for inspection by any holder of Series C Non-Voting Preferred Stock or his, her or its legal representatives. 10. Notices. Any notice required or permitted by the provisions of this Certificate of Designation to be given to a Holder of shares of Series C Non-Voting Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Delaware General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission. 11. Book-Entry; Certificates. The Series C Non-Voting Preferred Stock will be issued in book-entry form; provided that, if a Holder requests that such Holder’s shares of Series C Non-Voting Preferred Stock be issued in certificated form, the Corporation will instead issue a stock certificate to such Holder representing such Holder’s shares of Series C Non-Voting Preferred Stock. To the extent that any

9 shares of Series C Non-Voting Preferred Stock are issued in book-entry form, references herein to “certificates” shall instead refer to the book-entry notation relating to such shares. 12. Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders, other than as expressly set forth herein. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series C Non-Voting Preferred Stock granted hereunder may be waived as to all shares of Series C Non-Voting Preferred Stock (and the Holders thereof) upon the written consent of the Holders of not less than a majority of the shares of Series C Non-Voting Preferred Stock, then outstanding, provided, however, that the Beneficial Ownership Limitation applicable to a Holder, and any provisions contained herein that are related to such Beneficial Ownership Limitation, cannot be modified, waived or terminated without the consent of such Holder, provided further, that any proposed waiver that would, by its terms, have a disproportionate and materially adverse effect on any Holder shall require the consent of such Holder(s). 13. Severability. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. 14. Status of Converted Series C Non-Voting Preferred Stock. If any shares of Series C Non-Voting Preferred Stock shall be converted or redeemed by the Corporation, such shares shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such acquisition, and shall not be reissued as a share of Series C Non-Voting Preferred Stock. Any share of Series C Non-Voting Preferred Stock so acquired shall, upon its retirement and cancellation, and upon the taking of any action required by applicable law, resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series C Non-Voting Preferred Stock. [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, TransCode Therapeutics, Inc. has caused this Certificate of Designation of Preferences, Rights and Limitations of Series C Non-Voting Convertible Preferred Stock to be duly executed by its Chief Executive Officer on March __, 2026. TRANSCODE THERAPEUTICS, INC. By: ___________________________ Name: Philippe P. Calais Title: Chief Executive Officer 2

ANNEX A NOTICE OF CONVERSION (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK) The undersigned Holder hereby irrevocably elects to convert the number of shares of Series C Non-Voting Preferred Stock indicated below, represented in book-entry form, into shares of common stock, par value $0.0001 per share (the “Common Stock”), of TransCode Therapeutics, Inc., a Delaware corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock and Series B Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) filed by the Corporation with the Secretary of State of the State of Delaware on March 2, 2026. As of the date hereof, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with such Holder’s Attribution Parties), including the number of shares of Common Stock issuable upon conversion of the Series C Non-Voting Preferred Stock subject to this Notice of Conversion, but excluding the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series C Non-Voting Preferred Stock beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise, is _____. For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. CONVERSION CALCULATIONS: Date to Effect Conversion: Number of shares of Series C Non-Voting Preferred Stock owned prior to Conversion: Number of shares of Series C Non-Voting Preferred Stock to be Converted: Number of shares of Common Stock to be Issued: Address for delivery of physical certificates: For DWAC Delivery, please provide the following: Broker No.: ________________

Account No.: _______________ [HOLDER] By: Name: Title:

EXHIBIT B Form of Selling Stockholder Questionnaire

TRANSCODE THERAPEUTICS, INC. SELLING SECURITY HOLDER QUESTIONNAIRE TransCode Therapeutics, Inc. (the “Company”) is planning to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (such registration statement, including any amendments or supplements thereto or other registration statements registering the resale of the Registrable Securities, the “Registration Statement”) in connection with its obligations under the Equity Issuance and Registration Rights Agreement, dated as of March 2, 2026, (the “Registration Rights Agreement”) by and between the Company and Unleash Immuno Oncolytics, Inc., a Delaware limited liability company. Terms used herein but not defined shall have the meanings set forth in the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a beneficial owner of Registrable Securities will be required to be named as a selling security holder in the Registration Statement, deliver the related prospectus or supplement thereto (as supplemented, the “Prospectus”) to purchasers of the Registrable Securities and be subject to certain civil liability provisions of the Securities Act. We request that you please complete this Selling Security Holder Questionnaire and execute and return it to Andrew Allen (aallen@orrick.com) as soon as possible. Certain legal consequences arise from being named as a selling security holder in the Registration Statement and the Prospectus. Accordingly, holders and beneficial owners of securities to be registered for resale under the Registration Statement are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Registration Statement and the Prospectus. NOTICE The Selling Security Holder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete: (1) Name and Contact Information: Full legal name of record holder: Address of record holder: Identity of beneficial owner (if different than record holder): Name of contact person: Telephone number of contact person: E-mail address of contact person: (2) Beneficial Ownership of Common Stock, preferred stock and other securities of the Company by the Selling Security Holder: Except as set forth below in this Item (2), the undersigned is not the beneficial or registered owner of any securities of the Company.

Number of shares of Common Stock beneficially owned by the Selling Security Holder: Type and amount of preferred stock and other securities of the Company beneficially owned by the Selling Security Holder: Number of Registrable Securities to be included on the Registration Statement: (3) Relationship with the Company: Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or their respective predecessors or affiliates) during the past three years. State any exceptions here: A “beneficial owner” of a security includes: (1) Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or, (b) investment power which includes the power to dispose, or to direct the disposition of, such security; (2) Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose of effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of section 13(d) or (g) of the Securities Exchange Act of 1934, as amended; and (3) Any person who has the right to acquire “beneficial ownership” (defined by reference to paragraph (1) above) of such security after the passage of time, including but not limited to any right to acquire: (a) through the exercise of any option, warrant or right; (b) through the conversion of a security; (c) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, any person who acquires a security or power specified in clauses (a), (b) or (c) above, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power. (4) Selling Security Holder Affiliations: (a) Is the Selling Security Holder a registered broker-dealer? (b) If yes to Item 5(a), did the Selling Security Holder receive the Registrable Securities as compensation for investment banking services to the Company? (c) Is the Selling Security Holder an affiliate of a registered broker-dealer(s)? (For purposes of this response, an “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.) (d) If yes to Item 4(c), does the Selling Security Holder certify that the Registrable Securities were purchased in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold the Selling Security Holder had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities? Note: If no to Item 4(b) or 4(d), the Commission’s staff has indicated that the Selling Security Holder should be identified as an underwriter in the Registration Statement. (5) Voting or Investment Control over the Registrable Securities: If the Selling Security Holder is not a natural person or is a natural person who has delegated voting or dispositive powers by contract or otherwise in respect of Registrable Securities, please identify the natural person or persons who have voting or investment control over the Registrable Securities listed in Item (2) above and describe the relationship by which they exercise such powers. If voting and dispositive powers are divided among such listed persons, please so indicate.

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions. In accordance with the undersigned’s obligation to provide such information as may be required by law for inclusion in the Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective. All notices hereunder shall be made in writing at the address set forth below. TransCode Therapeutics, Inc. 6 Liberty Square, #2382 Boston, Massachusetts 02109 Attention: Thomas A. Fitzgerald By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (5) above and the inclusion of such information in the Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation and filing of the Registration Statement and the Prospectus and any amendments or supplements thereto. The undersigned has reviewed the answers to the above questions and affirms that the same are true, complete and accurate. [Signature Page Follows]

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Selling Security Holder Questionnaire to be executed and delivered either in person or by its duly authorized agent. Dated: Selling Security Holder: ________________________________________ By: ________________________________ Name: Title: